UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	August 8, 2008

Badger Meter, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223
(Address of principal executive offices, including zip code)
(414) 355-0400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On August 8, 2008, the Board of Directors of Badger Meter, Inc. (the “Corporation”) adopted an amendment to ARTICLE SIXTH of the Corporation’s Restated Articles of Incorporation to delete the name of the former registered agent and add the name of the current registered agent. The Board also adopted amendments to the Corporation’s Restated By-laws. Specifically, the Board amended Section 2 of ARTICLE II of the Restated By-laws to increase the retirement age for directors from 70 years of age to 72 years of age and ARTICLE V of the Restated By-laws to supplement the procedures for issuing uncertificated shares of stock. The text of the amendment to the Restated Articles of Incorporation and the amendments to the Restated By-laws are attached to this Current Report on Form 8-K as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated into this Current Report on Form 8-K by reference. The effective date of the amendments is August 8, 2008.

Item 9.01.	Financial Statements and Exhibits.

        The following exhibits are being furnished herewith:

3.1	Text of Amendment to Restated Articles of Incorporation.

3.2	Text of Amendments to Restated By-laws.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.
Date: August 13, 2008	By: /s/ William R.A. Bergum
Its: V.P. - General Counsel & Secretary

BADGER METER, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description
3.1	Text of Amendment to Restated Articles of Incorporation.
3.2	Text of Amendments to Restated By-laws.